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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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GOODRICH PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Goodrich Petroleum Corporation

801 Louisiana Street
Suite 700
Houston, Texas 77002
April 24, 2018

To Our Stockholders:

        It is my pleasure to invite you to the 2018 Annual Meeting of Stockholders of Goodrich Petroleum Corporation, to be held at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77010, on May 23, 2018, at 11:00 a.m. local time (the "Annual Meeting").

        Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Additionally, enclosed with the proxy materials is our Annual Report to Stockholders for the year ended December 31, 2017.

        You received these materials with a proxy card that indicates the number of votes that you will be entitled to cast at the Annual Meeting according to our records or the records of your broker or other nominee. Our board of directors has determined that owners of record of our common stock at the close of business on April 2, 2018 are entitled to notice of, and have the right to vote at, the Annual Meeting and any reconvened meeting following any adjournment or postponement of the meeting.

        On behalf of the Board of Directors and our employees, thank you for your ongoing support and continued interest in Goodrich Petroleum Corporation.

By Order of the Board of Directors Walter G. "Gil" Goodrich Chairman and Chief Executive Officer

Goodrich Petroleum Corporation
801 Louisiana Street
Suite 700
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2018

To Our Stockholders:

        The 2018 Annual Meeting of the Stockholders of Goodrich Petroleum Corporation, a Delaware corporation, will be held at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77010, on May 23, 2018, at 11:00 a.m. local time (the "Annual Meeting").

        At the Annual Meeting, stockholders will be asked to:

  1.
  Elect the three Class II director nominees named in the Proxy Statement to our Board of Directors;

  2.
  Ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

  3.
  Approve, on an advisory basis, the compensation of our Named Executive Officers as described in "Executive Compensation," compensation tables and accompanying narrative discussion discussed in the Proxy Statement;

  4.
  Approve a third amendment to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan, as amended from time to time, to increase the number of shares of the Company common stock authorized for issuance thereunder; and

  5.
  Transact such other business as may properly come before such meeting.

        Only stockholders of record at the close of business on April 2, 2018 are entitled to notice of and to vote at the Annual Meeting. For specific voting information, see "General Information about the Annual Meeting" beginning on page 1 of the enclosed proxy statement. A list of stockholders will be available commencing May 11, 2018 and may be inspected at our offices during normal business hours prior to the Annual Meeting. The list of stockholders will also be available for review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-PROXIES (1-800-776-9437) using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. To vote electronically, access www.voteproxy.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By Order of the Board of Directors

Michael J. Killelea Executive Vice President, General Counsel and Corporate Secretary
April 24, 2018 Houston, Texas

GENERAL INFORMATION	1
PROPOSAL NO. 1—ELECTION OF DIRECTORS	4
General	4
Director Nominees	4
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM	8
PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION	9
Stockholder Advisory Vote on Executive Compensation	9
Summary of 2017 Executive Compensation	9
PROPOSAL NO. 4—APPROVAL OF THE THIRD AMENDMENT TO LTIP TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY AUTHORIZED FOR ISSUANCE THEREUNDER	10
STOCK OWNERSHIP MATTERS	12
Section 16(a) Beneficial Ownership Reporting Compliance	12
Security Ownership of Certain Beneficial Owners and Management	12
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	14
EXECUTIVE COMPENSATION	15
Summary Compensation	15
Narrative Disclosure to Summary Compensation Table	16
Outstanding Equity Awards Value at Fiscal Year-End Table	19
Additional Narrative Disclosure	20
AUDIT COMMITTEE MATTERS	22
Audit Committee Report	22
Audit and Non-Audit Fees	23
Audit Committee Pre-Approval Policy	24
CORPORATE GOVERNANCE	25
Our Board	25
Director Nomination Process	28
Standing Committees of our Board	29
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	33
TRANSACTIONS WITH RELATED PERSONS	34
Policies and Procedures	34
DIRECTOR COMPENSATION	36
General	36
Retainer / Fees	36
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS	37
OTHER MATTERS	37
ADDITIONAL INFORMATION ABOUT US	38
ANNEX 1	39

i

Goodrich Petroleum Corporation
801 Louisiana Street
Suite 700
Houston, Texas 77002

PROXY STATEMENT

        These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Goodrich Petroleum Corporation, a Delaware corporation ("we" or "the Company" or "Goodrich"), for use at the 2018 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the "Annual Meeting"). The Annual Meeting will be held at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77010, on May 23, 2018, at 11:00 a.m. local time. The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2017 (the "Annual Report") are being mailed to stockholders beginning on April 24, 2018.

GENERAL INFORMATION

Q.
What am I voting on?

A.	1.	The election of the three Class II director nominees named in the Proxy Statement to our Board of Directors;
	2.	The ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
	3.
		Approve, on an advisory basis, the compensation of our Named Executive Officers as described in "Executive Compensation," compensation tables and accompanying narrative discussion discussed in the Proxy Statement;
	4.
		Approve a third amendment to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan, as amended from time to time, to increase the number of shares of Company common stock authorized for issuance thereunder; and
	5.	The transaction of such other business as may properly come before such meeting.
Q.
Who can vote?

A.
Stockholders of record as of the close of business on April 2, 2018, the record date, are entitled to vote at the Annual Meeting.

Q.
How do I vote my shares?

A.
If you are a stockholder of record as of the record date, meaning you own your shares directly and are listed as a stockholder with our transfer agent, American Stock Transfer, you may vote your shares either in person or by proxy. To vote by proxy, you may vote via telephone by using the toll-free number listed on the proxy card, via Internet at the website for Internet voting listed on the proxy card, or you may mark, date, sign, and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect the right to vote the shares if you attend the Annual Meeting and want to vote in person—by voting in person you automatically revoke any previously submitted proxy. If you vote the shares in person, you must present identification. You also may revoke the proxy at any time before the meeting by giving the Corporate Secretary written notice of the revocation or by submitting a later-dated proxy. If you return the signed proxy card but do not mark your voting preference, the individuals named as proxies will vote the shares in accordance with the recommendations of the Board of Directors as set forth below.

  If you are a beneficial holder of shares of Company stock as of the record date, meaning you own your shares through an intermediary, such as a broker, bank or other nominee, you must follow the instructions provided by such intermediary in order to vote in advance of the Annual Meeting or revoke your vote. Most brokers permit beneficial holders to vote via telephone or Internet, but you must follow the instructions provided to you. To vote your shares in person at the Annual Meeting, you must present proof that you own the shares as of the record date through brokers' statements or similar proof, a legal proxy from the intermediary, and identification. If you do not provide your broker with instructions on how to vote your shares, the broker cannot vote on non-discretionary matters on your behalf, which will result in a broker "non-vote", but may vote on discretionary matters. Of the known matters to be voted upon at the Annual Meeting, only the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm is a discretionary matter.

Q.
What are the recommendations of the Board?

A.	1.	The Board unanimously recommends that you vote FOR the election of the nominated slate of Class II directors.
	2.	The Board unanimously recommends that you vote FOR ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
	3.
		The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in "Executive Compensation," compensation tables and accompanying narrative discussion discussed in the Proxy Statement.
	4.	The Board unanimously recommends that you vote FOR the approval of a third amendment to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan, as amended from time to time.
Q.
How many shares can I vote?

A.
As of the record date, April 2, 2018, Goodrich had outstanding 11,562,127 shares of common stock. Each share of common stock is entitled to one (1) vote.

Q.
What happens if I withhold my vote for an individual director?

A.
Because the individual directors are elected by plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Q.
How many votes must be present to hold the Annual Meeting?

  There must be a quorum for the Annual Meeting to be held. A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting on the record date. The presence of the holders of at least 5,781,064 shares of common stock is required to establish a quorum for the Annual Meeting. Proxies that are voted "FOR," "AGAINST" or "WITHHELD" are treated as being present at the Annual Meeting for purposes of establishing a quorum and also treated as shares "represented and voting" at the Annual Meeting with respect to such matter.

  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Q.
How many votes are needed to approve each of the proposals?

A.
The nominees for election as directors at the Annual Meeting who received the highest number of "FOR" votes will be elected as directors. This is called plurality voting. Broker non-votes and votes marked "WITHHOLD AUTHORITY" or "FOR ALL EXCEPT" (with respect to the nominees for which authority is withheld) will have no legal effect on the election of directors under Delaware law. Abstentions will have no legal effect on the proposal.

  The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers have discretion to vote on the ratification of the appointment of the independent registered public accounting firm, therefore, if the beneficial owner of shares does not provide the broker with instructions on how to vote, the broker may still vote on this proposal.

  The approval, on an advisory basis, of the compensation of our Named Executive Officers, requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no legal effect on the proposal.

  The approval of the third amendment to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan, as amended from time to time, to increase the number of shares of Company common stock authorized for issuance thereunder requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no legal effect on the proposal.

Q.
Can I vote on other matters?

A.
We do not expect any other matter to come before the meeting. We did not receive any stockholder proposals by the date required for such proposals to be considered. If any other matter is properly brought and presented at the Annual Meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on such matters at their discretion.

Q.
Who is soliciting my proxy?

A.
The Board of Directors of Goodrich Petroleum Corporation is sending you this Proxy Statement in connection with the solicitation of proxies for use at Goodrich's 2018 Annual Meeting of Stockholders. Certain directors, officers and employees of Goodrich may also solicit proxies on our behalf by mail, phone, fax or in person.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

        Pursuant to our Bylaws, our Board is divided into three classes (Classes I, II and III) serving staggered terms. The term of office for each of our Class II directors, Ronald F. Coleman, K. Adam Leight and Thomas M. Souers, expires at our Annual Meeting. The term of office for each of our Class III directors, Walter G. Goodrich and Robert C. Turnham, Jr. expires at our 2019 Annual Meeting. The term of office of each of our Class I directors, Timothy D. Leuliette and Steven J. Pully, expires at the 2020 Annual Meeting. Following election to the Board, each director serves for a term of three years or until a successor is elected and qualified.

        Based on the recommendations from the Nominating and Corporate Governance Committee, our Board has nominated its current Class II directors, Messrs. Ronald F. Coleman, K. Adam Leight and Thomas M. Souers, for election to our Board as Class II directors with a term of office expiring at our 2021 Annual Meeting. Our Board has affirmatively determined that Messrs. Coleman, Leight and Souers are independent. Please see "Corporate Governance—Our Board—Board Size; Director Independence." We have no reason to believe that either of Messrs. Coleman, Leight or Souers will be unavailable for election. However, if any nominee becomes unavailable for election, our Board can name a substitute nominee and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

Director Nominees

        The principal occupations and other information about the Board nominees for director and our incumbent Board members are set forth below:

Class II Directors—Terms Expiring at the 2021 Annual Meeting (if re-elected)

Name	Age	Position
Ronald F. Coleman	63	Director
K. Adam Leight	62	Director
Thomas M. Souers	65	Director

        Ronald F. Coleman is an energy executive with over 37 years of international and domestic oilfield services operations. From 2012 to 2014, Mr. Coleman was president North America and executive vice president of Archer. Prior to that, Mr. Coleman served as chief operating officer and executive vice president of Select Energy Services in 2011. Mr. Coleman spent 33 years at BJ Services Company, serving as vice president of operations in U.S. and Mexico from 1998 to 2007 and Vice President North America Pumping from 2007 to 2010. He has served on numerous boards, including Torqued Up Energy Services, Titan Liner (CWCS Company), Solaris Oil Field Services, and Ranger Energy Services. He has also been appointed by boards to serve in advising roles for CSL Energy Opportunities Fund II, LP, and Matador Resources Company. He was appointed to the Company's Board of Directors in 2016. Mr. Coleman's many years of experience in oilfield service operations and service on the boards of various energy companies has led to his nomination to serve as a director.

        K. Adam Leight has spent 35 years building and managing investment research departments, and covering the energy industry for major financial institutions. Mr. Leight is presently a managing member of Ansonia Advisors LLC, which provides independent research, capital markets, and corporate advisory services to various institutions and to the energy industry. Prior to that, Mr. Leight served as a managing director at RBC Capital Markets from 2008 to 2016, managing director at Credit Suisse from 2000 to 2007 and managing director at Donaldson, Lufkin & Jenrette from 1994 to 2000. Before that, Mr. Leight was managing director at Cowen & Company, vice president at Drexel Burnham Lambert, and an analyst at Sutro & Co. Mr. Leight has also served on the boards of Falcon

Capital Management, University of Wisconsin ASAP, Temple Sharley Tefilo-Israel, and Gates of Israel Foundation and currently serves on the board of Warren Resources. Mr. Leight holds an A.B. in economics from Washington University, an M.S. in investment finance from the University of Wisconsin and is a Chartered Financial Analyst. He was appointed to the Company's Board of Directors in 2016. Mr. Leight has held management positions at several investment banks. His finance and business leadership skills from his career in investment banking make him uniquely qualified to be a member of our Board as well as his qualifications as an audit committee financial expert under the SEC guidelines. For these reasons, Mr. Leight has been nominated to serve as a director.

        Thomas M. Souers served as petroleum engineering consultant at Netherland, Sewell & Associates, Inc. (NSAI) from 1991 until his retirement in 2016. During that time, Mr. Souers worked on a range of oil and gas reserves estimations, property evaluations for sales and acquisitions, analysis of secondary recovery projects, field studies, deliverability studies, prospect evaluations, and economic evaluations utilizing deterministic methodology for projects in North America, Europe, Africa, South America, and Asia. His areas of expertise are Gulf of Mexico and horizontal drilling in various US basins. Mr. Souers has also served as expert witness on a number of civil cases. Mr. Souers also served as a consulting COO of a private oil and gas company during his employment at NSAI. Prior to that time, Mr. Souers served as an operations engineer with GLG Energy LP, senior staff engineer with Wacker Oil Inc., area manager with Transco Exploration Company, and supervising engineer with Exxon Company, U.S.A. Mr. Souers holds a B.S. in civil engineering from North Carolina State University and an M.S. in civil engineering from the University of Florida. He was appointed to the Company's Board of Directors in 2016. Mr. Souers' extensive experience as a petroleum engineer has led to his nomination to serve as a director.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL NOMINATED DIRECTORS

 Class III Directors—Terms Expiring at the 2019 Annual Meeting

Name	Age	Position
Walter G. Goodrich	59	Chairman of the Board and Chief Executive Officer
Robert C. Turnham, Jr.	60	President and Chief Operating Officer

        Walter G. "Gil" Goodrich became Chairman of the Board in 2015 and served as Vice Chairman of our Board since 2003. He has served as our Chief Executive Officer since 1995. Mr. Goodrich was Goodrich Oil Company's Vice President of Exploration from 1985 to 1989 and its President from 1989 to 1995. He joined Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company, as an exploration geologist in 1980. He has served as a director since 1995. Mr. Goodrich's invaluable perspective as our top executive officer on the Board and his experience as a geologist and a businessman make him uniquely qualified to be a member of our Board.

        Robert C. Turnham, Jr. has served as our Chief Operating Officer since 1995. He became President and Chief Operating Officer in 2003. He has held various positions in the oil and natural gas business since 1981. From 1981 to 1984, Mr. Turnham served as a financial analyst for Pennzoil. In 1984, he formed Turnham Interests, Inc. to pursue oil and natural gas investment opportunities. From 1993 to 1995, he was a partner in and served as President of Liberty Production Company, an oil and natural gas exploration and production company. He has served as a director since 2006. Mr. Turnham brings invaluable oil and gas operating experience to the Board. Additionally, he has held various executive management positions in the oil and natural gas business since 1981 and is able to assist the Board in creating and evaluating the Company's strategic plan. For these reasons, Mr. Turnham has been an invaluable member of our Board.

Class I Directors—Terms Expiring at the 2020 Annual Meeting

Name	Age	Position
Timothy D. Leuliette.	68	Director
Steven J. Pully	58	Director

        Timothy D. Leuliette served as the president, chief executive officer and a member of the board of directors of Visteon Corporation from September 2012 to June 2015. Upon assuming his role at Visteon, Mr. Leuliette left FINNEA Group, a firm he had co-founded and where he was a senior managing director. He left the FINNEA Group's predecessor firm to serve as chairman, president and chief executive officer of Dura Automotive LLC, for two years to oversee its emergence from bankruptcy, it's financial and operational restructuring and its successful sale. Prior to that, Mr. Leuliette was co-chief executive officer of Asahi Tec Corporation and chairman and chief executive officer of its subsidiary Metaldyne Corporation, a company he co-founded in 2000. Mr. Leuliette was formerly president and chief operating officer of Penske Corporation, president and chief executive officer of ITT Automotive Group and senior vice president of ITT Industries Inc. Before joining ITT, Mr. Leuliette served as president and chief executive officer of Siemens Automotive L.P and was a member of the Siemens Automotive managing board and a corporate vice president of Siemens AG. Mr. Leuliette has also served on numerous boards and recent directorships, including Visteon Corporation, Business Leaders of Michigan, and The Detroit Economic Club. He is a past chairman of the board of The Detroit Branch of The Federal Reserve Bank of Chicago. Mr. Leuliette holds a B.S. in mechanical engineering and a Master's Degree in business administration from the University of Michigan. He was appointed to the Company's Board of Directors in 2016. Mr. Leuliette has many years of experience serving in leadership roles of publicly traded companies. His invaluable perspective as an executive officer and his experiences as a businessman and director make him uniquely qualified to be a member of our Board.

        Steven J. Pully provides consulting and investment banking services for companies and investors focused on the oil and gas sector. From 2008 until 2014, Mr. Pully served as General Counsel and a Partner of the investment firm Carlson Capital, L.P. Mr. Pully was also previously a Senior Managing Director at Bear Stearns and a Managing Director at Bank of America Securities focused on energy investment banking. Mr. Pully is on three other public company boards, Bellatrix Exploration, Titan Energy and VAALCO Energy and has also served on numerous other boards of public and private companies in the oil and gas and other industries, including as a director of EPL Oil & Gas and Energy XXI within the past five years. Mr. Pully is a Chartered Financial Analyst, a Certified Public Accountant in the State of Texas and a member of the State Bar of Texas. Mr. Pully earned his undergraduate degree in Accounting from Georgetown University and is also a graduate of The University of Texas School of Law. He was appointed to the Company's Board in March 2017. Mr. Pully brings his many years of experience as a successful businessman as well as his experience serving on the board of numerous oil and gas companies, including other publicly traded companies. For these reasons, Mr. Pully has been an invaluable member of our Board.

 PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED ACCOUNTING FIRM

        Although stockholder approval is not required for the appointment of Moss Adams LLP, the Board and the Audit Committee have determined that it is desirable as a good corporate governance practice. Ratification requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting. If our stockholders do not ratify the appointment, the Audit Committee may reconsider the appointment. However, even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of us and our stockholders. A representative of Moss Adams LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2018

 PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Board recognizes that executive compensation is an important matter for our stockholders. The Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executive officers based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives' commitment to our long-range, strategic business goals.

Stockholder Advisory Vote on Executive Compensation

        At our 2017 annual meeting of stockholders, holders of 97% of the shares entitled to vote on the matter voted in favor of the compensation of the named executive officers as described in our 2017 proxy statement. The Compensation Committee believes that the level of support received from our stockholders indicates that they consider our compensation philosophy and our executive compensation policies to be effective and aligned with their interests.

        As you consider this Proposal No. 3, we urge you to read this proxy statement for additional details on executive compensation, including tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the "Executive Compensation" section of this proxy statement.

Summary of 2017 Executive Compensation

  •
  Reimplemented Non-Equity Incentive Plan establishing operational and financial targets;

  •
  Annual grant of time-vested restricted stock; and

  •
  Reimplemented grants of performance based stock awards.

        As an advisory vote, Proposal No. 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for executive officers.

        This vote is required pursuant to Schedule 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act.").

        We are asking stockholders to vote "FOR" the following resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement for Goodrich Petroleum Corporation's 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table for 2017 and the other related tables and disclosure required by Item 402 of Regulation S-K."

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED
IN THIS PROXY STATEMENT.

PROPOSAL NO. 4—APPROVAL OF THE THIRD AMENDMENT TO LTIP TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY AUTHORIZED FOR ISSUANCE THEREUNDER

        At the Annual Meeting, stockholders will be asked to approve the Third Amendment to our 2016 Long-Term Incentive Plan (the "LTIP"), which increases the number of shares of common stock available under the LTIP by 1,500,000 shares (from 3,500,000 shares to 5,000,000 shares). The increase in the number of shares available under the LTIP is the only change to the LTIP that the Third Amendment would implement. As explained in greater detail below, our Board of Directors believes approval of the Third Amendment to the LTIP is in the best interest of the Company and advisable in order to ensure that we have an adequate number of shares available under the LTIP for our compensation programs.

Background and Purpose of the Proposal

        At the 2017 Annual Meeting the stockholders approved a second amendment to the LTIP to increase the number of shares of common stock available under the LTIP by 1,500,000 (from 2,000,000 to 3,500,000 shares). Following that amendment, the Company, in December 2017, upon consultation with its compensation consultant, Longnecker & Associates, introduced performance shares into its long-term equity-based incentives. The shares granted from the LTIP in December 2017 were 50% time-vesting shares, with employee shares ratably vesting over three years and director shares vesting in one year, and 50% performance shares which will cliff vest, if at all, on the third anniversary date of the grant, or potentially sooner in the event of a change in control. As more fully described in Long-Term Equity-Based Incentives—Performance Shares, the number of performance shares that will actually vest can range from 0% to 250% of the performance shares granted based upon the Company's total stockholder return measured against the performance of the Russell 2000 Energy Index over a three-year measurement period.

        In total, 865,363 shares were granted in December 2017, with 462,684 of those shares being time-vesting shares and 402,679 of those shares being performance shares. As the performance shares which could vest range from 0% to 250%, or no shares up to 1,006,698 shares, the Company needs to reserve 1,469,382 shares from the LTIP, comprising 462,684 of the time-vesting shares plus 1,006,698 of the performance shares, to avoid potentially granting more shares than are available for issuance under a maximum performance award.

        If the Third Amendment is approved by our stockholders, we will permanently reduce the number of shares available under the LTIP by the difference between 1,006,698 shares and the number of performance shares granted in December 2017 that actually vest to ensure our stockholders are not approving excess shares that could artificially extend the term of the LTIP to the extent the performance shares actually granted are less than the performance shares reserved for a maximum potential award.

        The LTIP is intended to promote the interests of the Company by providing a means by which directors, officers, and employees may acquire or increase their equity interest in the Company and may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The LTIP is also intended to enhance the ability of the Company to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

        We believe that approval of the Third Amendment is necessary in order to give us the flexibility to make stock-based awards and other awards permitted under the LTIP over the next year in amounts determined appropriate by the Committee; however, this is simply an estimate used to determine the number of additional common shares requested pursuant to the Third Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our hiring activity. The closing market price of our common stock as of April 6, 2018 was $11.19 per share, as reported on the NYSE American.

Consequences of Failing to Approve the Proposal

        Failure of our stockholders to approve this Proposal 4 will mean that we will not be able to grant equity awards under the LTIP; therefore, we may be unable to provide compensation that is commensurate with our competitors.

Equity Compensation Plan Information

        The following table sets forth certain information with respect to our equity compensation plans as of April 2, 2018.

Plan Category	Number of securities to be issued upon vesting of outstanding phantom restricted stock and performance shares		Weighted average exercise price		Number of securities available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:
Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan, as amended	1,983,205	(1)	n/a	(2)	0

(1)
Represents the number of underlying shares of common stock associated with outstanding phantom restricted stock and performance shares under the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan, as amended (the "LTIP"). The value assumes 250% payout for the performance shares.

(2)
See note (1) above with respect to phantom restricted stock and performance shares granted under the LTIP. The weighted-average exercise price does not take into account the shares issuable upon the vesting of these awards since they have no exercise price.

See Annex 1 for a description of the LTIP.

  New Plan Benefits

        The benefits that will be granted or paid under the LTIP are the awards to be made in the future under the LTIP and so cannot currently be determined. Awards granted under the LTIP are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE THIRD AMENDMENT TO THE GOODRICH PETROLEUM CORPORATION 2016 LONG-TERM INCENTIVE PLAN

 STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 and 5 with the SEC. Such officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports that they file.

        To our knowledge, based solely on review of copies of such reports furnished to us and written representations, all of our officers, directors and 10% stockholders complied with applicable reporting requirements of Section 16(a).

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth as of April 2, 2018 (except as otherwise noted) certain information with respect to the amount of our common stock beneficially owned (as defined by the SEC's rules and regulations) by:

  •
  each person known to beneficially own more than 5% of the outstanding shares of our common stock;

  •
  each of our named executive officers;

  •
  each of our directors and nominees; and

  •
  all current executive officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class(2)
Common Stock	Walter G. Goodrich	430,491		3.7
Common Stock	Robert C. Turnham, Jr.	430,511		3.7
Common Stock	Mark E. Ferchau	141,762		1.2
Common Stock	Michael J. Killelea	111,119		1.0
Common Stock	Robert T. Barker	13,309		*
Common Stock	Ronald C. Coleman	33,140		*
Common Stock	K. Adam Leight	16,640		*
Common Stock	Timothy D. Leuliette	14,140		*
Common Stock	Steven J. Pully	6,170		*
Common Stock	Thomas M. Souers	14,140		*
Common Stock	Directors and Executive Officers as a Group (10 Persons)	1,211,422		10.5
Common Stock	Franklin Advisers, Inc.(3)	2,735,459	(4)	22.8	(4)
Common Stock	GEN IV Investment Opportunities(5)	1,768,991		15.3
Common Stock	Anchorage Capital Group, L.L.C.(6)	1,567,744		13.6
Common Stock	JP Morgan Chase & Co(7)	1,079,074	(8)	9.0	(8)
Common Stock	Raffles Associates, L.P.(9)	587,743		5.1

*
Less than 1%

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Goodrich Petroleum Corporation, 801 Louisiana, Suite 700, Houston, Texas 77002 and each beneficial owner has sole voting and dispositive power over such shares.

(2)
Based on total shares outstanding of 11,562,127 as of April 2, 2018.

(3)
Pursuant to the Form 4 filed with the Securities and Exchange Commission on March 20, 2018, Franklin Advisers' Inc., a wholly owned subsidiary of Franklin Resources, Inc. ("FRI"), has sole voting and sole dispositive power with respect to the reported shares. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Stockholders") each own in excess of 10% of FRI's outstanding common stock and are the principal stockholders of FRI. FRI and the Principal Stockholders may be deemed to be, for purposes of Rule 13d-3 under the Act, the beneficial owners of securities held by persons and entities for whom or for which FRI's subsidiaries provide investment management services. The address of the reporting persons is One Franklin Parkway San Mateo, CA 94403.

(4)
Includes 410,157 shares of common stock issuable on conversion of debt securities (as computed under Rule 13d-3(d)(1)(i) of the Exchange Act).

(5)
Pursuant to the Form 4 filed with the Securities and Exchange Commission on March 22, 2018, GEN IV Investment Opportunities, LLC, LSP Generation IV, LLC and LSP Investment Advisors, LLC have shared voting and shared dispositive power with respect to the reported shares. The address of the reporting persons is 1700 Broadway, 35th Floor, New York, NY 10019.

(6)
Pursuant to the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2018, the reported shares include the following securities: 758,716 shares held for the account of Anchorage Illiquid Opportunities V, L.P ("AIO V"). and 809,028 shares held for the account of AIO V AIV 1 Holdings, L.P. ("AIV 1"). Anchorage Capital Group, L.L.C. ("Capital Group") is the investment manager to each of AIO V and AIV 1 and, in such capacity, exercises voting and investment power over the shares held for the accounts of AIO V and AIV 1. Anchorage Advisors Management, L.L.C. ("Management") is the sole managing member of Capital Group. Kevin M. Ulrich is the Chief Executive Officer of Capital Group and the senior managing member of Management. The address of the reporting persons is c/o Anchorage Capital Group, L.L.C., 610 Broadway, 6th Floor, New York, NY 10012.

(7)
Pursuant to the Schedule 13G/A filed with the Securities and Exchange Commission on January 5, 2018, JPMorgan Chase & Co. has sole voting and sole dispositive power with respect to the reported shares. JPMorgan Chase & Co.'s address is 270 Park Avenue, New York, NY 10017.

(8)
Includes 470,033 shares of common stock issuable on conversion of debt securities (as computed under Rule 13d-3(d)(1)(i) of the Exchange Act).

(9)
Pursuant to the Schedule 13G filed with the Securities and Exchange Commission on February 8, 2018, Raffles Associates, L.P. has sole voting and sole dispositive power with respect to the reported shares. Raffles Associates LP's address is One Penn Plaza, Suite 1628, New York, NY 10119.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

        The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position
Walter G. Goodrich	59	Chairman and Chief Executive Officer, Director
Robert C. Turnham, Jr.	60	President and Chief Operating Officer, Director
Mark E. Ferchau	64	Executive Vice President
Michael J. Killelea	55	Executive Vice President, General Counsel and Corporate Secretary
Robert T. Barker	67	Vice President, Controller and Chief Financial Officer

        Walter G. Goodrich's biographical information may be found under "Proposal No. 1—Election of Directors".

        Robert C. Turnham, Jr.'s biographical information may be found under "Proposal No. 1—Election of Directors".

        Mark E. Ferchau became Executive Vice President of the Company in 2004. He had previously served as the Company's Senior Vice President, Engineering and Operations, after initially joining the Company as a Vice President in 2001. Mr. Ferchau previously served as Production Manager for Forcenergy Inc. from 1997 to 2001 and as Vice President, Engineering of Convest Energy Corporation from 1993 to 1997. Prior thereto, Mr. Ferchau held various positions with Wagner & Brown, Ltd. and other independent oil and gas companies.

        Michael J. Killelea joined the Company as Senior Vice President, General Counsel and Corporate Secretary in 2009. He was named Executive Vice President in December 2016. Mr. Killelea has 30 years of experience in the energy industry. In 2008, he served as interim-Vice President, General Counsel and Corporate Secretary for Maxus Energy Corporation. Prior to that time, Mr. Killelea was Senior Vice President, General Counsel and Corporate Secretary of Pogo Producing Company from 2000 through 2007. Mr. Killelea held various positions within the law department at CMS Energy Corporation from 1988 to 2000, including Chief Counsel at CMS Oil & Gas Company from 1995 to 2000.

        Robert T. Barker joined the Company in 2007 as Manager, Financial Reporting and has held various positions within the Accounting Department with increasing responsibility, most recently as Vice President, Controller and Principal Accounting Officer. He was named Interim Chief Financial Officer in April 2016 and named Chief Financial Officer in January 2017. Mr. Barker has over 30 years of experience in the energy industry. Prior to joining the Company, Mr. Barker was Controller for Cygnus Oil and Gas Corporation.

 EXECUTIVE COMPENSATION

        We are currently considered a "smaller reporting company" for purposes of the SEC's executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer and our two next most highly compensated executive officers. We refer to the aforementioned individuals throughout this discussion as the "Named Executive Officers" and their names, titles and positions are as follows:

Name	Title and Position
Walter G. Goodrich	Chairman and Chief Executive Officer
Robert C. Turnham, Jr.	President and Chief Operating Officer
Mark E. Ferchau	Executive Vice President

Summary Compensation

        The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities:

Summary Compensation for Year Ended December 31, 2016 and 2017

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)(3)(4)	Non-Equity Incentive Plan Compensation	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)
Walter G. Goodrich	2017	462,500	—	2,959,751	208,979	—	3,631,230
Chairman and Chief Executive Officer	2016	433,375	48,281	3,616,038	—	5,758	4,103,452
Robert C. Turnham, Jr.	2017	462,500		2,959,751	208,979	—	3,631,230
President and Chief Operating Officer	2016	411,142	45,563	3,616,038	—	5,760	4,078,503
Mark E. Ferchau	2017	380,000	—	1,143,364	109,888	—	1,633,252
Executive Vice President	2016	323,000	23,750	1,487,301	—	5,320	1,839,371

(1)
Amounts include payments under the Company's employee retention program.

(2)
For 2016, the amounts reflect the aggregate amount of shares issued as exit awards upon emergence from bankruptcy in October 2016, as well as shares issued in December 2016 under the LTIP.

(3)
For 2017, the amounts include shares issued under the Company's annual incentive bonus plan.

(4)
The amounts included in the "Stock Awards" column reflect the grant date fair value of the awards under Financial Accounting Standards Board's Accounting Standards Codification Topic 718, assuming the completion of the service-based vesting conditions to which such awards are subject. The performance shares use the grant date value determined using a Monte Carlo method with respect to the target amount of awards granted. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2016 and 2017 included in our Annual Report on Form 10-K.

(5)
The amounts included in the "All Other Compensation" column represent Company matching contributions to the Named Executive Officer's 401(k) savings plan account. No Named Executive Officer received any perquisites or personal benefits in 2016 or 2017.

Narrative Disclosure to Summary Compensation Table

        The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table.

Non-Equity Incentive Plan Compensation.

        Incentive bonuses, considered for payment annually, ensure that our executive officers focus on the achievement of near-term goals that are approved by the Board. Bonuses may be earned if the Company achieves its objectives in key performance metrics and executes on strategic achievements as discussed below. Bonus targets as a percentage of base salary have historically been set near the median for similar positions.

        Bonus targets as a percentage of base salary for 2017 were set at 125% for the CEO and President, 80% for the Executive Vice Presidents, and 60% for the Chief Financial Officer. The total amounts received under our incentive bonus plan are composed of both quantitative performance metrics (with potential bonus payout ranging from zero to 160%, with a target bonus payout of 80% of the overall target bonus) and qualitative subjective evaluation (with potential bonus payout ranging from zero to 40%, with a target bonus payout of 20% of the overall target bonus).

        The bonuses awarded for the Company's 2017 performance are reflected in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation."

        Quantitative Performance Metrics.    The Compensation Committee selected the following performance metrics as the relevant financial targets, which the Compensation Committee viewed as consistent with the Company's 2017 business plan: (1) production growth with a target of 50%, (2) finding and development costs with a target of $1.15/Mcfe, (3) lease operating expenses (excluding workovers) with a target of $0.80 per Mcfe, (4) cash general and administrative expenses with a target of $9.5 million, and (5) EBITDA with a target of $25 million. The relative weighting target percentages of the five performance metrics were: production growth—25%; finding & development costs—20%; lease operating expenses—5%; cash general & administrative expenses—5%; and EBITDA—25% for a total of 80% of the total target bonus amount.

        Actual Company performance for 2017 was as follows: (1) production growth of 44.4%, (2) finding and development costs of $0.892 per Mcfe, (3) lease operating expenses (excluding workovers) of $0.72 per Mcfe, (4) cash general and administrative expenses of $8.58 million, and (5) EBITDA of $19.162 million. In general, the Company's performance was at or above the targeted goal for finding and development costs, lease operating expenses, and cash general and administrative expenses, and below the threshold goal for Production Growth and EBITDA. Accordingly, the Compensation Committee approved bonus payouts for the executives at 78.5% of the total target bonus amount for the components tied to quantitative performance metrics.

        Qualitative Subjective Evaluation.    In considering the appropriate discretionary award, the Compensation Committee assessed the impact the decision to delay certain completion activities had on the 2017 performance metrics. Given the overall performance of the Company in 2017, and the cost and efficiency considerations which resulted in delaying these completion activities, the Compensation Committee decided to increase the discretionary award under the incentive bonus from the target of 20% to 25%.

        The following reflects the calculation of the actual incentive bonus payout amount:

	Financial Objective Target	2017 Company Performance	Target Percentage of Base Salary	Actual Percentage of Base Salary Payout

Oil Production Growth	50%	44.4%	25%	21.5%

Oil Finding & Development Costs	$1.15/Mcfe	$0.892/Mcfe	20%	40.0%

Lease Operating Expenses	$0.80/Mcfe	$0.72/Mcfe	5%	7.0%

General & Administrative Expenses (cash)	$9.5 million	$8.58 million	5%	10.0%

EBITDA	$25 million	$19.162 million	25%	0.0%

Discretionary			20%	25.0%

Total:			100%	103.5%

        The bonuses awarded for the Company's 2017 performance are reflected in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column.

Long-Term Incentive Plan.

  Restricted Phantom Stock.

        The restricted phantom stock awards vest in one-third increments on each anniversary of the grant date and will vest earlier upon the grantee's termination of employment due to his death or disability. In addition, the restricted phantom stock will vest on a change in control of the Company (see the "Potential Payments Upon Termination or Change in Control" section below for definitions). Payment of vested restricted phantom stock may be made in cash, shares of our common stock or any combination thereof, as determined by the Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date.

  Performance Stock Units.

        Based on the 2017 target awards, in December 2017, the following number of performance stock units representing a contingent right to receive one share of common stock were awarded to the Named Executive Officers at the time of grant: Mr. Goodrich—102,364; Mr. Turnham—102,364; Mr. Ferchau—37,380. Performance shares will vest and be earned over a three-year period based on the Company's total stockholder return versus the Russell 2000 Energy Index.

        Relative TSR.    The actual number of performance shares that our executives may earn, can range from zero to 250% of target, based on the Company's total stockholder return (TSR) relative to the Russell 2000 Energy Index at the end of a three-year performance period. The actual number of performance shares that may be earned at various levels of relative TSR was approved by the Compensation Committee and is based on the following structure:

GDP Performance Versus Russell 2000 Energy Index	Percent of Target Payment	If Negative 3-year Stock Price
60%	250%	125%
50%	225%	112%
40%	200%	100%
30%	175%	88%
20%	150%	75%
10%	125%	63%
0%	100%	50%
–7.5%	75%	0%
–15%	50%	0%
<-15%	0	0%

        Salary in Proportion to Total Compensation.    We believe that a significant portion of each Named Executive Officer's compensation should be in the form of equity awards. The percentage of each Named Executive Officer's total compensation that was paid and awarded for 2017 in the form of base salary was approximately 13% for each of Messrs. Goodrich and Turnham and approximately 23% for Mr. Ferchau.

Outstanding Equity Awards Value at Fiscal Year-End Table

        The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for our Named Executive Officers that were outstanding on December 31, 2017.

Outstanding Equity Awards as of December 31, 2017

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Walter G. Goodrich	61,142	(2)	667,059
	40,760	(3)	444,692
	68,275	(4)	744,880
	116,516	(5)	1,271,190
	102,365	(6)	1,116,802
	102,364	(7)	1,116,791

Robert C. Turnham, Jr.	61,142	(2)	667,059
	40,760	(3)	444,692
	68,275	(4)	744,880
	116,516	(5)	1,271,190
	102,365	(6)	1,116,802
	102,364	(7)	1,116,791

Mark E. Ferchau	18,342	(2)	200,111
	12,230	(3)	133,429
	20,482	(4)	223,459
	57,316	(5)	625,318
	37,380	(6)	407,816
	37,380	(7)	407,816

(1)
The market value reported was calculated utilizing our closing stock price on December 29, 2017, the last trading day of the fiscal year, which was $10.91.

(2)
These restricted stock units were granted pursuant to the LTIP. The restriction will lapse when the notes held by the secondary lienholders to the Company outstanding as of October 12, 2016 have been exchanged for equity.

(3)
These restricted stock units were granted pursuant to the LTIP. The restriction will lapse upon the exercise of the UCC warrants outstanding as October 12, 2016. The UCC warrants are currently exercisable at a common stock price of $16.53 per share.

(4)
These restricted stock units were granted pursuant to the LTIP. The restricted stock units vest in one-half increments on each of October 12, 2018, and 2019.

(5)
Restricted phantom stock vests in one-half increments on each of December 8, 2018 and 2019.

(6)
Restricted phantom stock vests in one-third increments on each of December 14, 2018, 2019, and 2020.

(7)
Each performance share unit represents a contingent right to receive one share of common stock. The number of performance share units that will vest on December 14, 2020, or potentially sooner in the event of a change in control, can range from 0% to 250% of the units granted based upon the issuer's total stockholder return measured against an industry peer group over a three-year period. The target number of performance units is reported in the table above.

Additional Narrative Disclosure

Other Benefits

        In addition to base pay, annual incentive bonuses, long-term equity-based incentives and severance benefits, we provide the following forms of compensation:

  •
  401(k) Savings Plan.  We have a defined contribution profit sharing 401(k) plan designed to assist our eligible officers and employees in providing for their retirement. We have a plan that allows us to match the contributions of our employees to the plan in cash. When matching occurs, employees are immediately 100% vested in company contributions. Matching contributions were suspended effective April 1, 2016 and have not to date been reinstated.

  •
  Health and Other Welfare Benefits.  Our executive officers are eligible to participate in medical, dental, vision, disability insurance and life insurance to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all employees.

  •
  Perquisites.  We do not provide perquisites to our executive officers.

Potential Payments Upon Termination or a Change in Control

        The discussion below discloses the amount of compensation and/or other benefits potentially due to Messrs. Goodrich, Turnham, and Ferchau in the event of a change in control, or a termination of their employment, including, but not limited to, in connection with a change in control of the Company. We believe that change in control protection allows management to focus their attention and energy on the business transaction at hand without any distractions regarding the effects of a change in control. Likewise, post-termination payments allow management to focus their attention and energy on making the best objective business decisions that are in the interest of the company without allowing personal considerations to cloud the decision-making process.

        Each of Messrs. Goodrich, Turnham, and Ferchau has entered into a severance agreement with the Company providing for a cash lump sum payment to each of them in the event of their termination of employment without "cause" or due to a "change in duties," during the eighteen (18) month period immediately following a "change in control," or the executive is terminated without cause by the Company at any time (each term as defined below). The amount to which each is entitled is equal to two (2) times his then "current annual rate of total compensation," to be paid within a ninety (90) day period following the applicable termination of employment, or in the event the executive is a "specified employee" as defined in Section 409A of the Code at the time of termination, on the first business day following the six (6) month period immediately following the executive's termination of employment. Each severance agreement provides for continued health and life insurance coverage under the Company plans (or the equivalent thereof) for each of them through the second anniversary of their respective termination of employment date, but only to the extent that the continuation of benefits is exempt from Section 409A of the Code. In the event that payments pursuant to the severance agreements create excise taxes for the executive pursuant to Section 4999 of the Code, we will provide the executive with an additional payment solely to compensate him for such excise tax payment.

        Accelerated vesting of the equity awards is driven by the grant agreements and occurs upon death or disability, or a change in control.

        The severance agreements define "cause" as (1) a material failure to perform expected duties, (2) the commission of fraud, embezzlement, or misappropriation against us, (3) a material breach by the executive of his fiduciary duty, or (4) a conviction of a felony offense or a crime involving moral turpitude.

        The executive's "current annual rate of total compensation" is comprised of the executive's annual base salary, the annual cash bonus last awarded to the executive prior to the change of control, and the value of the equity-based compensation awards granted to the executive during the twelve (12) months immediately prior to the change of control. All equity awards to be included in this calculation will be valued as of the date of grant.

        A "change of control" of the Company will be deemed to have occurred upon the occurrence of the following events: (1) a sale or other transfer of all or substantially all of our assets, (2) our liquidation or dissolution, (3) a person or group becomes the beneficial owner of fifty percent (50%) or more of our voting power, or (4) a merger or consolidation, unless for at least six (6) months after the transaction, we own at least fifty percent (50%) of the total voting power of all the voting securities.

        The executives may voluntarily resign upon a "change in duties" upon (1) a reduction in the executive's duties or responsibilities, (2) a reduction in the executive's "current annual rate of total compensation" or (3) a change in location of the executive's principal place of business of more than fifty (50) miles.

 AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of Goodrich Petroleum Corporation.

        Each member of the Audit Committee is an "independent" director and "financially literate" as determined by the Board, based on the listing standards of the New York Stock Exchange. Each member of the Audit Committee also satisfies the Securities and Exchange Commission's additional independence requirements for members of audit committees. In addition, the Board has designated Mr. Leight, the Chairman of the Audit Committee, as an "audit committee financial expert," as defined by the Securities and Exchange Commission's rules and regulations.

        In fulfilling its responsibilities, the Audit Committee:

  •
  reviewed and discussed the audited financial statements with management and our independent auditors;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended;

  •
  received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence; and

  •
  considered the compatibility of non-audit services with the independent registered public accounting firm's independence and has discussed with the independent accounting firm its independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of Goodrich Petroleum Corporation be included in its Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

        The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        Respectfully submitted by the Audit Committee of the Board of Directors,

K. Adam Leight, Chairman Steven J. Pully Thomas M. Souers

Audit and Non-Audit Fees

        Hein & Associates LLP ("Hein") served as our independent registered public accounting firm and audited our consolidated financial statements beginning with the fiscal year ended December 31, 2016. Effective November 16, 2017, Hein combined with Moss Adams LLP ("Moss Adams"). As a result of this transaction, on November 16, 2017, Hein resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Company's audit committee approved the engagement of Moss Adams as the new independent registered public accounting firm for the Company.

        The audit report of Hein on the Company's financial statements for the year ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the most recent fiscal year ended December 31, 2016 and through the subsequent interim period preceding Hein's resignation, there were no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hein would have caused them to make reference thereto in their report on the Company's financial statements for such years. During the fiscal year ended December 31, 2016 and through the subsequent interim period preceding Hein's resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

        During the two most recent fiscal years and through the subsequent interim period preceding Moss Adam's engagement, the Company did not consult with Moss Adams on either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Moss Adams did not provide either a written report or oral advise to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

        On November 9, 2016 (the "Dismissal Date"), we dismissed Ernst & Young LLP ("E&Y") from serving as our independent registered public accounting firm and engaged Hein & Associates LLP ("Hein") as our new independent registered public accounting firm. Our Audit Committee unanimously approved and authorized the change, directed the process of review of candidate firms to replace E&Y and made the final decision to engage Hein.

        The E&Y reports on the financial statements of the Company for the years ended December 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and were not qualified, except for the 2015 report which included an explanatory paragraph that described conditions that raised substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements. In connection with its audits of the years ended December 31, 2015 and 2014 and reviews of our financial statements through the Dismissal Date there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference thereto in their reports on the financial statements.

        During the two most recent fiscal years and through the Dismissal Date, the Company has not consulted with Hein on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, in each case where a written report was provided or oral advice was provided that Hein concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The following table shows the fees billed to us related to the audit and other services provided by Hein for 2016 and Moss Adams LLP (both as Moss Adams LLP and as Hein) for 2017.

	2017	2016
Audit Fees (Hein)	$107,925	$285,000
Audit Fees (Moss Adams)	$145,440	—

Audit Committee Pre-Approval Policy

        All services to be performed for the Company by an auditing firm must be pre-approved by the Audit Committee or a designated member of the Audit Committee, as provided in the committee's charter. All services provided by Moss Adams LLP (both as Moss Adams LLP and as Hein) in fiscal year 2017 were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

General

        Our Board believes that adherence to sound corporate governance policies and practices is important in ensuring that we are governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders. As a result, our Board has adopted key governance documents, including Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics and committee charters, which are intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

        Copies of these documents are available on our website at http://www.goodrichpetroleum.com/about-us/corporate-governance/ and are also available in print, free of charge, to any stockholder who requests them.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines, which can be viewed on our website at http://www.goodrichpetroleum.com/files/4614/1159/7259/CorporateGovernanceGuidelines.pdf.

        Among other things, the Corporate Governance Guidelines address the following matters:

  •
  director qualification standards,

  •
  director responsibilities,

  •
  director access to management and independent advisors,

  •
  director compensation,

  •
  director orientation and continuing education,

  •
  management succession, and

  •
  annual performance evaluations of our Board.

Corporate Code of Business Conduct and Ethics

        Our Corporate Code of Business Conduct and Ethics, which is applicable to our directors, employees, agents and representatives, can be viewed on our website at http://www.goodrichpetroleum.com/files/5014/1159/7233/CodeofBusinessConductandEthics.pdf.

        Any change to, or waiver from, our Corporate Code of Business Conduct and Ethics may be made only by our independent directors and will be disclosed as required by applicable securities laws and listing standards.

Our Board

Board Size; Director Independence

        Our Board consists of seven members. Of the current seven directors, three are currently seeking re-election at the Annual Meeting.

        In determining director independence, the Nominating and Corporate Governance Committee reviews the relationships between the Company and each director and reports the results of its review to the Board. The Board uses this information to aid it in making its determination of independence. The Board has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director's exercise of critical and disinterested judgment on behalf of the Company and its stockholders. In determining whether a material relationship exists, the Board considers, for example, any transactions between the Company and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a current or former employee or consultant of the Company. The Board consults with the Company's legal counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent director," including but not limited to those set forth in pertinent listing standards of the NYSE American and SEC rules as in effect from time to time.

        Consistent with these considerations, the Board has reviewed all the relationships between the Company and the members of the Board and has affirmatively determined that all directors are independent directors except Mr. Walter G. Goodrich and Mr. Robert C. Turnham, Jr., who are employees of the Company.

        The chart below describes the basis for the Board's determination that the director is independent. Although service as a director of another company alone is not a material relationship that would impair a director's independence, those relationships have been reviewed and are set forth below. None of the relationships considered below are relationships that would preclude a finding of independence under the NYSE American bright line rules or would require disclosure pursuant to Item 404 of Regulation S-K. In addition, none of the relationships considered below would cause a director who serves on a Board committee to violate a heightened standard applicable to membership on that committee.

Director	Relationships Considered	Determination Basis

Ronald F. Coleman	Former Energy Executive Various Board positions	Independent

Walter G. Goodrich	Chairman, CEO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company

K. Adam Leight	Managing Member of Ansonia Advisors LLC	Independent

Timothy D. Leuliette	Prior Board memberships including Visteon Corporation, Business Leaders of Michigan, and The Detroit Economic Club	Independent

Thomas M. Souers	Retired, Petroleum Engineer	Independent

Steven J. Pully	Consultant, Investment Banker, Restructuring Advisor Service on three public company boards: Bellatrix Exploration, Titan Energy and VAALCO Energy	Independent

Robert C. Turnham, Jr.	President, COO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company

Board Meetings, Annual Meeting Attendance

        Our Board held eight meetings during the fiscal year ended December 31, 2017. Each director attended 100% of the meetings of the Board and the committees of which each is a member. We do not have a formal policy regarding director attendance at Board meetings. Board members are requested and encouraged to attend the Annual meeting. In 2017, all but one director attended the annual meeting in person.

Executive Sessions and Presiding Director

        To facilitate candid discussion by our non-management directors, the agenda for certain Board and committee meetings provides for a meeting of non-management directors in executive session without any members of management present. Timothy D. Leuliette has been designated as the director to preside over executive sessions of non-management directors. Our independent directors meet separately at least once a year in accordance with the listing standards of the NYSE American.

Limitation on Public Company Board Service

        To ensure that each director is able to devote sufficient time to performing his or her duties, the number of other public company boards on which a director may serve is subject to a case-by-case review by the Nominating and Corporate Governance Committee. In addition, the Audit Committee's Charter prohibits committee members from serving on the audit committee of more than two other public company boards unless our Board determines that such simultaneous service does not impair the ability of the director to effectively serve on the Audit Committee.

Chairman and Chief Executive Officer

        Our Board has determined that a leadership structure consisting of a combined role of Chairman of the Board and Chief Executive Officer, together with a strong Lead Independent Director, is appropriate for our Company. As Mr. Goodrich bears the primary responsibility for managing our day-to-day business, the combination of the role of Chairman and Chief Executive Officer ensures that key business issues and stockholder interests are brought to the attention of our Board. In addition, as a result of his role as the Chief Executive Officer of the Company, Mr. Goodrich has Company-specific experience that can benefit his role as Chairman of the Board in identifying strategic priorities, leading the discussion and execution of strategy, and facilitating the flow of information between management and the Board.

        To give a significant voice to our independent, non-management directors and to reinforce effective, independent leadership on the Board, and in recognition of his demonstrated leadership skills, the Board has appointed Mr. Leuliette as Lead Independent Director.

        We believe that the above structure, when combined with the Company's other governance policies and procedures, provide for appropriate oversight, discussion and evaluation of decisions and direction from the Board, and are in the best interest of our stockholders.

Our Board's Role in Risk Oversight

        Our Board generally administers its risk oversight function through the board as a whole. Our Chief Executive Officer, who reports to the Board, and the other executives named in this proxy statement, who report to our Chief Executive Officer, have day-to-day risk management responsibilities. Each of these executives attends the meetings of our Board, where the Board routinely receives reports on our financial results, the status of our operations and our safety performance, and other aspects of implementation of our business strategy, with ample opportunity for specific inquiries of management. The Audit Committee provides additional risk oversight through its quarterly meetings, where it receives a report from our Chief Financial Officer, and reviews our contingencies, significant transactions and subsequent events, among other matters, with management and our independent auditors. In addition, our Hedging Committee assists management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production.

Annual Board Evaluation

        The Nominating and Corporate Governance Committee is responsible for the Board evaluation process. In December of each fiscal year, the Nominating and Corporate Governance Committee requests that the Chairman of each committee report to the full Board about the committee's annual evaluation of its performance and evaluation of its charter. In addition, the Nominating and Corporate Governance Committee receives comments from all directors and reports to the full Board with an assessment of the Board's and management's performance each fiscal year.

Director Orientation and Continuing Education

        Our Board takes measures as it deems appropriate to ensure that its members may act on a fully informed basis. The Nominating and Corporate Governance Committee evaluates general education and orientation programs for our directors. Newly appointed directors are required to become knowledgeable (if not already) about the responsibilities of directors for publicly traded companies. In addition, we provide our directors with information regarding changes in our business and industry as well as the responsibilities of the directors in fulfilling their duties.

Director Nomination Process

Director Qualifications

        When identifying prospective director nominees, our Board, with assistance from the Nominating and Corporate Governance Committee, considers the following:

  •
  the prospective nominee's reputation, integrity and independence;

  •
  the prospective nominee's skills and business, government or other professional experience and acumen, bearing in mind the composition of our Board and the current state of and the energy industry generally at the time of determination; and

  •
  the number of other public companies for which the prospective nominee serves as a director and the availability of the prospective nominee's time and commitment to us.

        Although we do not have a formal policy for the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of skills, knowledge, attributes and experiences that cover the spectrum of areas that affect our business. The Nominating and Corporate Governance Committee regularly assesses whether the mix of skills, experience and background of our Board as a whole is appropriate for us.

        In the case of directors being considered for reelection, our Board also takes into account the director's history of attendance and participation at Board and committee meetings, and the director's tenure as a member of our Board.

Director Nominations

        In connection with its governance function, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends those individuals for election as directors, either at the annual meeting of stockholders or to the Board to fill any vacancies. When the need to fill a vacancy arises, the Nominating and Corporate Governance Committee solicits recommendations from existing directors and from senior management. These recommendations are considered along with any recommendations made by stockholders. There have been no material changes to the procedures by which stockholders may nominate director candidates to the Nominating and Corporate Governance Committee since the Company last provided this disclosure.

        The Board did not retain, and we did not pay a fee to, any third party to assist in the process of identifying or evaluating prospective director nominees for election at the Annual Meeting, nor did we receive any director nominees put forward by a stockholder or group of stockholders who beneficially own more than 5% of our common stock.

Communications with our Board

        Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any Board committee, to the Chairman of our Board, or to any director in particular, to:

c/o Goodrich Petroleum Corporation
801 Louisiana Street, Suite 700
Houston, Texas 77002

        Any correspondence addressed to our Board, any Board committee, the Chairman of our Board or to any one of the directors in care of us is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be reported by going to goodrichpetroleum.silentwhistle.com or by calling the (toll-free) hotline number 1-877-874-8416.

Standing Committees of our Board

Committee Composition

        The following table lists our five Board committees and the directors who currently serve on them.

Director Name	Executive Committee	Hedging Committee	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Ronald F. Coleman				X	X
Walter G. Goodrich	Chair	Chair
K. Adam Leight		X	Chair	X
Timothy D. Leuliette*	X	X		Chair
Thomas M. Souers			X		Chair
Steven J. Pully			X		X
Robert C. Turnham, Jr.	X	X

X
Member

*
Lead Independent Director

Executive Committee

        The Executive Committee is delegated the authority to approve any actions that our Board can approve, except to the extent restricted by law or by our Amended and Restated Certificate of Incorporation or Bylaws, as amended. The Executive Committee held one meeting during the fiscal year ended December 31, 2017, and also took action through unanimous written consent throughout the year.

Hedging Committee

        The Hedging Committee's principle function is to assist management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production. The Hedging

Committee held three meetings during the fiscal year ended December 31, 2017, and also took action through unanimous written consent throughout the year.

Audit Committee

        Pursuant to its charter, our Audit Committee functions in an oversight role and has the following purposes:

  •
  overseeing the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

  •
  overseeing our compliance with legal and regulatory requirements;

  •
  overseeing the qualifications, independence and performance of the independent auditor engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for us;

  •
  overseeing the effectiveness and performance of our internal audit function;

  •
  overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board has established;

  •
  providing an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and our Board, always emphasizing that the independent auditors are accountable to the Audit Committee;

  •
  producing the Audit Committee Report for inclusion in our annual proxy statement; and

  •
  performing such other functions our Board may assign to the Audit Committee from time to time.

        A copy of our Audit Committee Charter can be viewed on our website at http://www.goodrichpetroleum.com/files/9114/1159/7219/AuditCommitteeCharter.pdf

        In connection with these purposes, the Audit Committee recommends to our Board the independent registered public accounting firm to be engaged to audit our financial statements, annually reviews the independent auditor's independence and quality control procedures, meets with the auditors and our financial management to review with them our significant accounting policies and its internal controls, provides opportunities for the auditors to meet with the Audit Committee and management, discusses matters discussed at Audit Committee meetings with the full Board, investigates any matters brought to its attention within the scope of its duties, reviews and assesses the adequacy of the Audit Committee charter on an annual basis, and has general responsibility in connection with related matters.

        Our Board has determined that each member of the Audit Committee is independent under the SEC's rules and regulations, the listing standards of the NYSE American and our Corporate Governance Guidelines. In addition, our Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the listing standards of the NYSE American. Based on Mr. Leight's business experience, which is described in more detail under "Proposal No. 1-Election of Directors—Director Nominees," our Board has determined that he qualifies as an "audit committee financial expert" under the SEC's rules and regulations. None of the members of the Audit Committee serve on the audit committee of more than two other public companies.

        Our Audit Committee held ten meetings during the fiscal year ended December 31, 2017, including quarterly meetings, and also took action through unanimous written consent throughout the year.

Compensation Committee

        Pursuant to its charter, our Compensation Committee's duties include, among other things, the responsibility to:

  •
  review, evaluate, and approve our agreements, plans, policies, and programs to compensate the officers and directors;

  •
  otherwise discharge our Board's responsibilities relating to compensation of our officers and directors; and

  •
  perform such other functions as our Board may assign to the Compensation Committee from time to time.

        A copy of our Compensation Committee Charter can be viewed on our website at http://www.goodrichpetroleum.com/files/6714/1159/7247/CompensationCommitteeCharter.pdf

        In connection with these purposes, the Compensation Committee reviews corporate goals and objectives relevant to our compensation. In addition, the Compensation Committee reviews our compensation and benefit plans to ensure that they meet these corporate goals and objectives. In consultation with our Chief Executive Officer, our Compensation Committee makes recommendations to the Board on compensation of all of our officers, the granting of awards under and administering our long term incentive and other benefit plans, and adopting and changing our major compensation policies and practices.

        Our Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE American (including the heightened requirements applicable to compensation committee members) and our Corporate Governance Guidelines.

        Our Compensation Committee held four meetings during the fiscal period ended December 31, 2017, including quarterly meetings, and also took action through unanimous written consent throughout the year.

Nominating and Corporate Governance Committee

        Pursuant to its charter, the Nominating and Corporate Governance Committee's duties include, among other things, the responsibility to:

  •
  develop and recommend to the Board a set of corporate governance principles and practices and assist the Board in implementing these principles and practices;

  •
  assist the Board by identifying individuals qualified to become members of the Board and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies;

  •
  advise the Board about the appropriate composition of the Board and its committees;

  •
  direct all matters relating to the succession of our Chief Executive Officer;

  •
  lead the Board in its annual review of the performance of the Board and its committees; and

  •
  perform other such functions as the Board may assign to the Nominating and Corporate Governance Committee, in serving the corporate governance function, from time to time.

        A copy of our Nominating and Corporate Governance Committee Charter can be viewed on our website at http://www.goodrichpetroleum.com/files/7214/1159/7274/NominatingCharter.pdf

        In connection with these duties, the Nominating and Corporate Governance Committee actively seeks individuals qualified to become members of our Board, seeks to implement the independence standards required by law, applicable listing standards, our Amended and Restated Certificate of Incorporation and Bylaws and our Corporate Governance Guidelines, assesses the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to our Board, and actively involves itself in our succession planning.

        Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE American and our Corporate Governance Guidelines.

        Our Nominating and Corporate Governance Committee held one meeting during the fiscal period ended December 31, 2017, and also took action through unanimous written consent during the year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is comprised of Messrs. Leuliette, Coleman and Leight. During the fiscal year ended December 31, 2017, no member of the Compensation Committee (1) was an officer or employee, (2) was formerly an officer or (3) had any relationship requiring disclosure under the rules and regulations of the SEC.

        During the fiscal year ended December 31, 2017, none of our executive officers served as a (1) member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board, (2) director of another entity, one of whose executive officers served on the Compensation Committee of our Board, or (3) member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

 TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

Introduction

        The Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a policy that requires the following in connection with all related person transactions involving the Company.

        Any "Related Person Transaction" shall be consummated or shall continue only if:

  1.
  the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party;

  2.
  the transaction is approved by the disinterested members of the Board of Directors; or

  3.
  the transaction involves compensation approved by the Compensation Committee.

        For these purposes, a "Related Person" is:

  1.
  a senior officer (which shall include at a minimum each executive vice president and Section 16 officer) or director;

  2.
  a stockholder owning in excess of five percent of the Company (or its controlled affiliates);

  3.
  a person who is an immediate family member of a senior officer or director; or

  4.
  an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

        For these purposes, a "Related Person Transaction" is a transaction between us and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K), other than:

  1.
  transactions available to all employees generally; or

  2.
  transactions involving less than $5,000 when aggregated with all similar transactions.

Audit Committee Approval

        The Board of Directors has determined that the Audit Committee of the Board is best suited to review and approve Related Person Transactions. Management shall present any proposed Related Person Transactions to the Committee for review prior to consummation of the transaction. After review, the Audit Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions.

Corporate Opportunity

        The Board recognizes that situations exist where a significant opportunity may be presented to management or a member of the Board of Directors that may equally be available to us, either directly or via referral. An example is a potential property acquisition which could become available to us. Before such opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% stockholder), such opportunity shall be presented to the Board of Directors for consideration. The intent is for members of management, directors, or employees who become aware of opportunities (such as potential acquisitions) in an area in which we are currently active to present those opportunities to us before the individual is free to pursue it in his personal capacity. For example, through his/her contacts Director X becomes aware of a land acquisition in the Haynesville Shale, and knows this is something that we might also be interested in buying. Thus, before he/she can buy the land or lease the property, he/she must put it before the Board and we must pass on the opportunity before Director X may take action.

Disclosure

        All Related Person Transactions are to be disclosed in the Company's applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. Furthermore, all Related Person Transactions shall be disclosed to the Audit Committee of the Board and any material Related Person Transaction shall be disclosed to the full Board of Directors. There were no reportable Related Person Transactions for the fiscal year ended December 31, 2017.

Other Agreements

        Management shall assure that all Related Person Transactions are approved in accordance with any requirements of the Company's financing agreements.

 DIRECTOR COMPENSATION

General

        The following table sets forth a summary of the compensation paid to or earned by our non-employee directors in 2017. Directors who are our full-time employees receive no compensation for serving as directors.

Director Compensation for Year Ended December 31, 2017

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation	Total
		($)	($)	($)	($)
Ronald F. Coleman	2017	75,750	117,800		193,550
K. Adam Leight	2017	100,750	117,800		218,550
Timothy D. Leuliette	2017	103,250	117,800		221,050
Stephen J. Pully(3)	2017	62,750	206,340		269,090
Thomas M. Souers	2017	88,167	117,800		205,967

(1)
Messrs. Coleman, Leight, Leuliette, Pully and Souers each held 11,996 shares of restricted phantom stock at year end 2017 which will vest on December 14, 2018, as long as the Director is still affiliated with the Company. The 11,996 shares awarded to each director in December 2017 was calculated as the product of the value of the restricted phantom stock to be granted ($125,000) and the 10-day volume weighted average price ("VWAP') ($10.42) prior to the grant date. The amounts included in the "Stock Awards" column reflect the grant date fair value of each director's award as computed in accordance with the Topic 718 of the Codification Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017, based off a closing stock price on the date of grant of $9.82.

(2)
Stock awards for Mr. Pully include the 11,996 shares of restricted phantom stock awarded to directors in December 2017 for services associated with 2018 (which had a grant date fair value of $117,800) as well as 6,170 shares of restricted phantom stock awarded to Mr. Pully in March 2017 upon his appointment to the Board. The March award was pro-rated for his services during 2017 and had a grant date fair value of $88,540.

(3)
Mr. Pully was appointed to the Board on March 15, 2017.

Retainer / Fees

        Each non-employee director received the following compensation in 2017:

  •
  a cash retainer of $15,000 for the Chairman of the Audit Committee, $13,000 for the Chairman of the Compensation Committee, $10,000 for the Chairman of the Nominating and Corporate Governance Committee, and $25,000 for the Lead Director; each to be paid on a quarterly basis. Lead Director does not receive fees for chairing other committees;

  •
  a meeting fee of $1,500 for each regularly scheduled Board meeting and $1,250 for each Board teleconference meeting; $1,000 for each regularly scheduled committee meeting and $750 for each Committee teleconference meeting;

  •
  an annual cash retainer of $60,000 to be paid on a quarterly basis; and

  •
  restricted phantom stock grant valued at $125,000 scheduled to cliff-vest on the one-year anniversary of the date of grant.

 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2019 ANNUAL
MEETING OF STOCKHOLDERS

        Pursuant to the SEC's rules and regulations, stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2018 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 no later than December 25, 2018 to be eligible for inclusion in our proxy materials.

        In addition to the SEC's rules and regulations described in the preceding paragraph, and as more specifically provided for in our Bylaws, a stockholder making a nomination for election to our Board or a proposal of business for our 2019 Annual Meeting of Stockholders must deliver proper notice to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 at least 90 days prior to the anniversary date of the 2018 Annual Meeting and no more than 120 days prior to the anniversary date of the 2018 Annual Meeting. As a result, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2019 Annual Meeting of Stockholders, it must be properly submitted to our Secretary no later than the close of business February 22, 2019, no earlier than the close of business January 23, 2019 and must meet all the requirements set forth in our Bylaws.

        In summary, for each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary setting forth all of the information required in solicitations of proxies under the SEC's rules and regulations and any other law. In summary, for any other business that a stockholder desires to bring before our 2019 Annual Meeting of Stockholders, the stockholder must provide a brief description of the business, the reasons for conducting the business and any material interest in the business of the stockholder. If a stockholder provides notice for either event described above, the notice must include the following information:

  •
  the name and address of the stockholder as it appears on our books;

  •
  the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder; and

  •
  a representation that the stockholder intends to appear in person or by proxy at our 2019 Annual Meeting of Stockholders to bring the proposed business before the meeting

        Detailed information for submitting stockholder proposals is available upon written request to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002. These requirements are separate from, and in addition to, the SEC's rules and regulations that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2018 Annual Meeting of Stockholders.

OTHER MATTERS

        Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

        The information contained in this proxy statement in the sections entitled "Compensation Committee Report" and "Audit Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

 ADDITIONAL INFORMATION ABOUT US

        From time to time, we receive calls from stockholders asking how to obtain additional information about us. If you would like to receive information about us, you may use one of the following methods:

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  Our main Internet site, located at www.goodrichpetroleum.com. A link to our investor relations site can be found at http://goodrichpetroleum.investorroom.com/index.php. Our investor relations site contains, among other things, management presentations, financial information, stock quotes and links to our filings with the SEC.

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  You may read and copy the proxy statement at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the Securities and Exchange Commission's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's website located at www.sec.gov.

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  To have information such as our latest quarterly earnings release, Annual Report on Form 10-K or Quarterly Reports on Form 10-Q mailed to you, please contact investor relations at (713) 780-9494 or via our website at www.goodrichpetroleum.com/investor.relations.

ANNEX 1

Description of the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan

        The following is a summary of the key provisions of the LTIP, as amended and restated subject to stockholder approval of Proposal No. 4—Approval of the Third Amendment to LTIP to Increase the Number of Shares of Common Stock of the Company Authorized for Issuance Thereunder. Some of these provisions are described in greater detail below, and the summary and descriptions are qualified in their entirety by reference to the terms of the LTIP.

Key Terms.

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  Eligible participants.  Any Company director, officer, employee or consultant is eligible to participate in the LTIP. As of April 2, 2018, we had 48 employees, zero consultants and five outside directors that would be eligible to receive awards under the LTIP.

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  Administration.  The LTIP is administered by the Committee, who has the authority to determine the participants to whom awards may be granted.

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  Award types.  The awards that may be granted under the LTIP include non-statutory stock options, restricted stock, performance awards, phantom shares, stock payments, and stock appreciation rights. The LTIP does not provide for the grant of incentive stock options intended to satisfy the requirements of section 422 of the Code.

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  Shares Authorized.  As amended, the LTIP permits shares to be issued in either new grants or in connection with awards outstanding. The Third Amendment would permit an additional 1,500,000 shares to be issued under the LTIP, for a total of 5,000,000 shares. If an award of restricted stock is forfeited or cancelled or an award otherwise lapses, expires, terminates or is canceled without the actual delivery of shares or is settled in cash, then the shares covered by that award will be shares available under the LTIP again. In addition, shares tendered or withheld by the Company to satisfy tax withholding exercise price or other payment obligations will be available for issuance under future awards if not sold to satisfy the tax withholding.

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  Term.  No award may be granted under the LTIP after the 10th anniversary of September 28, 2016, the effective date of the plan.

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  Option and SAR exercise prices.  The exercise prices of an option or SAR cannot be less than the fair market value on the effective date of grant.

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  Dividends.  The Committee may determine whether dividends payable on restricted stock, and dividend equivalents payable on phantom share awards, will be subject to restrictions or reinvested, or, only with respect to dividends payable on restricted stock, paid directly to the participant.

        Transferability.    To the extent specifically approved in writing by the Committee, an award may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other persons on such terms and conditions as the Committee may establish or approve. Except for the foregoing, each award is exercisable only by the participant in his or her lifetime, and no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by applicable laws.

        Adjustments.    In the event of a stock dividend or stock split with respect to the Company's common stock, the number of shares subject to outstanding awards will automatically be proportionately adjusted, without action by the Committee, provided that such adjustment will be evidenced in the plan documents and in accordance with applicable law. In the event the Committee determines that any distribution, recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of shares or securities or similar corporate transaction affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of benefits or potential benefits under the LTIP, then the Committee will adjust any or all of (i) the number and type of shares or other securities with respect to which awards may be granted, (ii) the number and type of shares or other securities subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment.

        Change of Control.    In the event of any distribution, recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of shares or other securities, or other similar corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, or a Change of Control (as defined in the LTIP) and whenever action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits, the Committee may take any one or more of the following actions: (1) the termination of any award in exchange for cash or the replacement of any award; (2) the assumption or substitution of any award by the successor or survivor corporation, or a parent or subsidiary thereof; (3) adjustments of the number and type of shares of common stock or other securities subject to outstanding awards or awards that may be granted in the future; (4) the acceleration of vesting and payment of any award; and (5) the termination, cancelation, forfeiture or suspension of any award.

        Administration.    The Committee, which is made up entirely of independent directors, administers the LTIP (provided that awards made to directors are administered by the Board). The LTIP grants broad authority to the plan administrator to: (i) designate participants; (ii) determine the types of awards to be granted to a participant; (iii) determine the number of shares to be associated with awards; (iv) determine the terms and conditions of any award; (v) determine whether and to what extent an award may be settled in cash, shares, or other securities; (vi) determine whether an award will be canceled, forfeited or suspended and the methods by which awards will be settled, exercised, canceled, forfeited or suspended; (vii) interpret and administer the LTIP and award agreements made pursuant to it; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate; (ix) make any other determination and take any other action deemed necessary or desirable for the administration of the LTIP.

        Amendment and Termination.    The Board or the Committee may amend, alter, suspend, discontinue, or terminate the LTIP without consent, provided that any award that is subject to Section 409A of the Code may not be terminated unless the termination would not result in the award becoming subject to additional tax under Section 409A. The Committee may waive any conditions or rights under, amend any terms of, or alter any award, provided no change in any award shall materially adversely affect the rights of a participant under the award without the consent of such participant.

U.S. Federal Income Tax Consequences

        The U.S. federal income tax rules applicable to awards granted pursuant to the LTIP are summarized below. This summary does not seek to address the tax laws of any municipality, state, or foreign country in which a participant resides in detail. Section 409A of the Code provides additional tax rules governing non-qualified deferred compensation. Generally, Section 409A will not apply to awards granted under the LTIP, but may apply in some cases to certain awards. For such awards subject to Section 409A, certain officers of the company may experience a delay of up to six months in the settlement of the awards in shares of company stock.

        Options and SARs.    Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a non-statutory option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of

(i) the amount of cash and the fair market value of the shares of common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a non-statutory option or SAR that equals the fair market value of such shares of common stock on the date of exercise. Generally, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of common stock acquired as a result of the exercise of a non-statutory option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

        Other Awards: Restricted Stock, Performance Awards, Stock Payments, and Phantom Shares.    A participant will recognize ordinary compensation income upon receipt of cash pursuant to an award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a phantom award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the phantom award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received.

        A recipient of restricted stock or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

        A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant's capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the restrictions lapse. Generally, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

- 0 GOODRICH PETROLEUM CORPORATION PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2018 The undersigned hereby constitutes and appoints Walter G. Goodrich and Robert C. Turnham, Jr. and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at The Coronado Club located at 919 Milam Street, Suite 500, Houston, Texas 77010, on May 23, 2018 at 11:00 a.m. Central Daylight Time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. YOUR VOTE IS IMPORTANT. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. (Continued and to be signed on the reverse side) 14475 1.1

ANNUAL MEETING OF STOCKHOLDERS OF GOODRICH PETROLEUM CORPORATION May 23, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement, proxy card and Annual Report are available at http://www.astproxyportal.com/ast/21080/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330303000000000000 7 052318 FOR AGAINST ABSTAIN Named Executive Officers. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1, A VOTE OF “FOR” WITH RESPECT TO PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Class II Directors: NOMINEES: FOR ALL NOMINEESO Ronald F. Coleman O K. Adam Leight WITHHOLD AUTHORITYO Thomas M. Souers FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018. 3. Approve, on an advisory basis, the compensation of our FOR AGAINST ABSTAIN 4. Approve a third amendment to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan, as amended from time to time, to increase the number of shares of Company common stock authorized for issuance thereunder. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

ANNUAL MEETING OF STOCKHOLDERS OF GOODRICH PETROLEUM May 23, 2018 CORPORATION INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330303000000000000 7 052318 year ended December 31, 2018. O Ronald F. Coleman FOR ALL NOMINEES 3. Approve, on an advisory basis, the compensation of our changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1, A VOTE OF “FOR” WITH RESPECT TO PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Class II Directors: NOMINEES: O K. Adam Leight WITHHOLD AUTHORITYO Thomas M. Souers FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal FOR AGAINST ABSTAIN Named Executive Officers. FOR AGAINST ABSTAIN 4. Approve a third amendment to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan, as amended from time to time, to increase the number of shares of Company common stock authorized for issuance thereunder. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement, proxy card and Annual Report are available at http://www.astproxyportal.com/ast/21080/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS